Exhibit 1.1

$450,000,000

OLD NATIONAL BANCORP

5.768% Fixed-to-Floating Rate Subordinated Notes due 2036

UNDERWRITING AGREEMENT

January 26, 2026

Keefe, Bruyette & Woods, Inc.

Morgan Stanley & Co. LLC

As representatives of the Underwriters listed in Schedule A hereto

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Old National Bancorp, an Indiana corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) pursuant to the terms set forth herein (this “Agreement”) $450,000,000 aggregate principal amount of the Company’s 5.768% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Securities”). The Securities will be issued pursuant to a Subordinated Indenture, to be dated as of the Closing Time (as defined below) (the “Base Indenture”), between the Company and U.S. Bank Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a supplemental indenture thereto relating to the Securities, to be dated as of the Closing Time, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Keefe, Bruyette & Woods, Inc. (“KBW”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities.

To the extent there are no additional underwriters listed on Schedule A, the term “Representatives” as used herein shall mean you, as Underwriter, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-272312) covering the public offering and sale from time to time of certain securities of the Company, including the Securities, under the Securities Act and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), which automatic shelf registration statement became effective upon filing with the Commission under Rule 462(e) under the Securities Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendment thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendment thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. From and after the date and time of filing of any registration statement increasing the size of the offering pursuant to Rule 462(b) under the Securities Act Regulations (“Rule 462(b)” and such registration statement, a “Rule 462(b) Registration Statement”), the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each preliminary prospectus supplement and the base prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) under the Securities Act Regulations (“Rule 424(b)”). The final prospectus supplement and the base prospectus, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 3:20 p.m., New York City time, on January 26, 2026 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means (a) the “Term Sheet” (as defined below) and (b) any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means each Issuer General Use Free Writing Prospectus and the most recent preliminary prospectus furnished to the Underwriters for general distribution to investors prior to the Applicable Time, all considered together.

“Term Sheet” means a pricing term sheet substantially in the form of Schedule C hereto.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

SECTION 1.         Representations and Warranties.

(a)            Representations and Warranties by the Company. The Company represents and warrants to each Underwriter at the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i)            Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an automatic shelf registration statement under Rule 405, and the offer and sale of the Securities is registered by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act and the initial effective date of the Registration Statement is not more than three years before the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Time, complied and will comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations promulgated under the Trust Indenture Act. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed or is hereafter filed with the Commission and at the Closing Time complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and are and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any of the Underwriters through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information concerning discounts and commissions in the table under the fourth paragraph under the caption “Underwriting” in the Prospectus (the “Underwriter Information”).

(ii)           Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, at its effective time, on the date hereof or at the Closing Time contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, none of (A) the Pricing Disclosure Package, and (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Pricing Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time of its filing with the Commission pursuant to Rule 424(b), included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as the case may be, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any amendment thereto or the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the Underwriter Information.

(iii)          Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(iv)          Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v)           Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act Regulations) of the Securities and at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)          Independent Accountants. (A) Deloitte & Touche LLP (“Deloitte”), which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act, (B) Crowe LLP (“Crowe”), which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and (C) Ernst & Young LLP (“EY”), which has certified certain financial statements and supporting schedules with respect to Bremer Financial Corporation, a bank holding company formed as a Minnesota corporation (“Bremer Financial”), is an independent registered public accounting firm with respect to Bremer Financial within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(vii)         Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the income, comprehensive income, changes in shareholders’ equity, and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. To the knowledge of the Company, any financial statements of businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the financial statement requirements of Rule 3-05 or Rule 3-14 under Regulation S-X, as applicable, including, without limitation, the financial statements of Bremer Financial, together with the related notes thereto and related schedules included in the Registration Statement, the preliminary prospectus and the Prospectus. The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present in all material respects the required information and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)        No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock and any shares of the Company’s outstanding preferred stock, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix)           Existence of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Indiana and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(x)            Good Standing of Subsidiaries. Old National Bank (the “Bank”) is the only “significant subsidiary” of the Company (as such term is defined in Rule 1-02 under Regulation S-X). The Bank is a national bank chartered under the laws of the United States and its charter is in full force and effect. The Bank has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of or other equity interests in the Bank have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of or other equity interests in the Bank were issued in violation of the preemptive or similar rights of any securityholder of the Bank.

(xi)           Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, equity plans, incentive compensation plans or benefit plans referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any security holder of the Company.

(xii)          Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii)         Securities Offerings. All offers and sales of the Company’s capital stock and debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Securities Act and the Securities Act Regulations and all other applicable state and federal laws or regulations, or any actions under the Securities Act and the Securities Act Regulations or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(xiv)         Authorization, Validity and Enforceability of Indenture and Securities. The Indenture will be duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will constitute a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Indenture has been, and at the Closing Time will be, duly qualified under the Trust Indenture Act. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, at Closing, will have been duly executed by the Company, and when authenticated and delivered by the Trustee in the manner provided for in the Indenture, and issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Securities will be in the form contemplated by, and will be entitled to the benefits of, the Indenture. The description of the Indenture contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus conforms in all material respects to the Indenture.

(xv)         Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than any rights that have been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and have been waived.

(xvi)        Summaries of Legal Matters. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Description of the Notes” and under the captions “Supervision and Regulation” and “Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, insofar as they purport to describe legal matters or provisions of the laws and regulations or documents referred to therein, are accurate, complete and fair in all material respects; and the statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Certain U.S. Federal Income Tax Consequences”, insofar as they purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities.

(xvii)       Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its articles of association, articles of incorporation, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties, assets or operations of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency (including, without limitation, each applicable Regulatory Agency) or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation, articles of association, bylaws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except for such violations of law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its subsidiaries.

(xviii)      Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of the Company or the employees of any of its subsidiaries which would result in a Material Adverse Effect.

(xix)         Absence of Proceedings. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would result in a Material Adverse Effect, or which would materially and adversely affect their respective properties, assets or operations or the consummation of the transactions contemplated in this Agreement; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties, assets or operations is the subject which are not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, result in a Material Adverse Effect.

(xx)          Bank Holding Company Act. The Company has been duly registered as, and meets in all material respects the applicable requirements for qualification as, a bank holding company and has elected to be treated as a financial holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended. The activities of the subsidiaries are permitted of subsidiaries of a financial holding company under applicable law and the rules and regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) set forth in Title 12 of the Code of Federal Regulations.

(xxi)         Compliance with Bank Regulatory Authorities. The Company and the Bank are in compliance in all material respects with all applicable laws, rules and regulations (including, without limitation, all applicable regulations and orders) of, or agreements with, the Federal Reserve System, the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”) and the Consumer Financial Protection Bureau (the “CFPB”), as applicable (collectively, the “Bank Regulatory Authorities”), the Equal Credit Opportunity Act, the Fair Housing Act, the Truth in Lending Act, the Community Reinvestment Act (the “CRA”), the Home Mortgage Disclosure Act, the Bank Secrecy Act and Title III of the USA Patriot Act, to the extent such laws or regulations apply to the Company or the Bank, as applicable. The Company and the Bank have no knowledge of any facts and circumstances, and have no reason to believe that any facts or circumstances exist, that could cause the Bank (A) to be deemed not to be in satisfactory compliance with the CRA and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory,” or (B) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970 as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (or otherwise known as the “Currency and Foreign Transactions Reporting Act”), the USA Patriot Act (or otherwise known as “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001”) or any order issued with respect to the Anti-Money Laundering Laws (as defined below). As of December 31, 2025, each of the Company and the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action. The Bank has a Community Reinvestment Act rating of at least “Satisfactory.” The Bank has been duly chartered, is validly existing under the laws of the United States of America and holds the requisite authority to do business as a national banking association with banking powers under the laws of the United States of America. The Bank is the only depository institution subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System. The activities of the Bank are permitted under the laws and regulations of the United States and the OCC. Since December 31, 2022, the Company, the Bank and each of its subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, the OCC, and any other applicable federal or state banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the OCC, FDIC and any other applicable federal or state banking authorities, as the case may be. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company, the Bank nor any of their respective subsidiaries is a party or subject to any formal or informal agreement, memorandum of understanding, consent decree, directive, cease-and-desist order, order of prohibition or suspension, written commitment, supervisory agreement or other written statement as described under 12 U.S.C. 1818(u) with, or order issued by, or has adopted any board resolutions at the request of, the Federal Reserve, the FDIC, the OCC, the CFPB or any other bank regulatory authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions or that imposes any restrictions or requirements not generally applicable to bank holding companies or commercial banks. There is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to any examination of the Company, the Bank or any of the Company’s other subsidiaries, which would reasonably be expected to result in a Material Adverse Effect.

(xxii)        Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxiii)       Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the rules of the Nasdaq Global Select Market, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiv)       Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxv)        Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (B) are Permitted Liens (as defined below) or (C) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease. “Permitted Liens” means (1) pledges of securities to secure deposits of public funds and other depositors, (2) repurchase agreements, reverse repurchase agreements and similar transactions and (3) pledges of securities, loans or other assets to the Federal Reserve, federal home loan banks and similar governmental banking agencies in the ordinary course of business to secure borrowings or other extensions of credit.

(xxvi)       Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except as would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement by the Company and its subsidiaries of or conflict involving the Company or any of its subsidiaries with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property owned by the Company or any of its subsidiaries invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxvii)      Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, (D) to the Company’s knowledge, there are no events or circumstances that could result in forming the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws, and (E) none of the Company or any of its subsidiaries anticipate material capital expenditures relating to Environmental Laws.

(xxviii)     ERISA. Each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any subsidiary or any member of the Company’s “control group” (within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) for employees or former employees of the Company and/or its affiliates (“Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code. No “prohibited transaction,” within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such Plan or the Company, excluding transactions effected pursuant to a statutory or administrative exemption. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan. No Plan, if such employee benefit plan were terminated, could have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, the subsidiaries nor any member of the Company’s “control group” has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” or (B) Sections 412, 4971, 4975 or 4980B of the Code. Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which could cause the loss of such qualification. With respect to each Plan subject to Title IV of ERISA, the minimum funding standard of Section 302 of ERISA or Section 412 of the Code, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period) and the fair market value of the assets under each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan). There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign agency with respect to any Plan or the Company or any subsidiary.

(xxix)       Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act Regulations) and a system of internal accounting controls that in all material respects comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present in all material respects the required information and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxx)        Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxi)       Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

(xxxii)      Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all material taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or insofar as the failure to pay such taxes would not result in a Material Adverse Effect. The charges, accruals and reserves included in the financial statements of the Company included in, or incorporated by reference in, the Registration Statement, the Pricing Disclosure Package and the Prospectus relating to any income and corporation tax liability of the Company for any years not finally determined have been recorded in accordance with GAAP applied on a consistent basis throughout the periods provided.

(xxxiii)     Insurance. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks, which in the judgment of the executive officers of the Company, are reasonable and prudent in the businesses in which the Company and its subsidiaries are engaged, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxiv)     Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act.

(xxxv)      Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(xxxvi)     Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the Company’s knowledge, any affiliates or any director, officer, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (A) the U.S. Foreign Corrupt Practices Act of 1977, (B) the UK Bribery Act 2010, and (C) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(xxxvii)    Anti-Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”).

(xxxviii)   OFAC.

(A) None of the Company or any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by, one or more Persons that are: (1) the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, or His Majesty’s Treasury (collectively, “Sanctions”), or (2) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, Cuba, Iran, North Korea, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065).

(B) The Company and each of its subsidiaries, (1) have not, since April 24, 2019, engaged in and (2) are not now engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(C) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (1) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; (2) to fund or facilitate any money laundering or terrorist financing activities; or (3) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(D) The Company and its subsidiaries have conducted their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(xxxix)      Relationship. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act or Securities Act Regulations to be described in the Registration Statement and/or the Prospectus and that is not so described.

(xl)           Lending Relationship. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (B) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xli)          No Restrictions on Subsidiaries. Except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xlii)         Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xliii)        Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the preliminary prospectus contained in the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule B hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Schedule B hereto (each a, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the Underwriter Information.

(xliv)       Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (A) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances, and (B) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(xlv)        No Fees or Advisory Rights. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement. No person has the right to act as a financial advisor to the Company in connection with the offer and sale of the Securities.

(xlvi)        Deposit Insurance. The deposit accounts of the Bank are insured by the FDIC up to applicable legal limits, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder, and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(xlvii)      Derivative Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than options issued under the Company’s shareholder-approved benefit plans) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder except as would not, singly or in the aggregate, have a Material Adverse Effect.

(xlviii)     Termination of Contracts. Except as would not have a Material Adverse Effect, neither the Company nor any Significant subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Pricing Disclosure Package and Prospectus, or referred to or described in, or filed as an exhibit to, the Pricing Disclosure Package and Prospectus, and no such termination or non-renewal has been threatened by the Company or any Significant Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement; and there are no contracts or documents of the Company or any of the Significant Subsidiaries that are required to be described in the Pricing Disclosure Package and the Prospectus or to be filed as exhibits thereto by the Securities Act or by the rules and regulations of the Commission thereunder that have not been so described and filed.

(xlix)        Off-Balance Sheet Transactions. There is no transaction, arrangement or other relationship between the Company or any of its subsidiaries and an unconsolidated or other off-balance sheet entity which is required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (other than as disclosed therein).

(l)            Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Federal Reserve or any other margin lender regulation of the Federal Reserve.

(li)           Cybersecurity. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its subsidiaries, and, to the Company’s knowledge, any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data, (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards and (D) to the knowledge of the Company, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b)            Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.         Sale and Delivery to Underwriters; Closing.

(a)            Sale of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, at a purchase price equal to 99.25% of the aggregate principal amount thereof.

(b)           Payment. Payment of the purchase price for, and delivery of the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, NY 10001 or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (New York City time) on January 29, 2026 (unless postponed in accordance with the provisions of SECTION 11), or such other time not later than 10 business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of the Securities (in the form of one or more global notes), through the facilities of The Depository Trust Company (“DTC”), to the Representatives for the respective accounts of the Underwriters. It is understood that each Underwriter has authorized the Representatives, for their accounts, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.         Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            Compliance with Commission Requests. Prior to the completion of the distribution of the Securities as contemplated in this Agreement, the Company, subject to SECTION 3(b) hereof will comply with the requirements of Rule 430B under the Securities Act Regulations, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall become effective or any amendment or supplement to the Pricing Disclosure Package or the Prospectus shall have been used or filed, as the case may be, including any document incorporated by reference therein, in each case only as permitted by SECTION 3 hereof, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Pricing Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. Until the completion of the distribution of the Securities as contemplated in this Agreement, the Company will use its best efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. If, before all the Securities have been sold by the Underwriters, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify the Underwriters, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities in such form as is reasonably satisfactory to the Underwriters, (C) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (D) promptly notify the Underwriters of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(b)            Payment of Filing Fees. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(c)            Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 under the Securities Act Regulations, would be) required by the Securities Act (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) to be delivered in connection with sales of the Securities ending no later than nine months from the date hereof (the “Delivery Period”) any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, in order to comply with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations, the Company will promptly (A) give the Representatives written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement, provided, that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object.

(d)            Filing or Use of Amendments or Supplements. During the Delivery Period, the Company (A) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement (including any Rule 462(b) Registration Statement), a copy of each such amendment or supplement, and (B) will not amend or supplement the Registration Statement without the Representatives’ prior written consent. Prior to amending or supplementing any preliminary prospectus or the Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent.

(e)            Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The signed copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)            Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g)            Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Representatives may designate and to maintain such qualifications in effect during the Delivery Period; provided, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)            Earnings Statements. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (satisfying the provisions of Section 11(a) of the Securities Act and the Securities Act Regulations (including Rule 158)).

(i)            Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the preliminary prospectus contained in the Pricing Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)             Reporting Requirements. The Company, during the Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by, and each such document will meet the requirements of, the Exchange Act and the Exchange Act Regulations.

(k)            Pricing Term Sheet. The Company will prepare the Term Sheet, containing solely a description of the final terms of the Securities and the offering thereof, and after affording the Representatives the opportunity to comment thereon, file the Term Sheet with the Commission pursuant to Rule 433(d) within the time required by such Rule.

(l)             Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, that the Representatives will be deemed to have consented to any Issuer General Use Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus during the Delivery Period there occurred or occurs an event or condition as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to correct such untrue statement or omission.

(m)           Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, (i) promptly notify the Representatives in writing and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form and substance satisfactory to the Underwriters. If, at the Renewal Deadline, the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, (i) promptly notify the Representatives in writing, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Securities, in a form and substance satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Representatives in writing of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Securities to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement or post-effective amendment, as the case may be.

(n)            DTC. The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of DTC.

(o)            Investment Company Act. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as could require the Company or any of the subsidiaries to register as an investment company under the Investment Company Act.

(p)            Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to cause or result in or which constitutes or would reasonably be expected to constitute stabilization or manipulation of the price of the Securities or any reference security with respect to the Securities, whether to facilitate the sale or resale of the Securities or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(q)            Trustee, Registrar and Paying Agent. The Company shall engage and maintain, at its expense, a trustee, registrar and paying agent for the Securities.

(r)            Sarbanes-Oxley Act. The Company and its subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(s)            Restriction on Sale of Securities. During a period of 30 days from the date of this Agreement, the Company will not, without the prior written consent of the Underwriters, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, the Securities or any securities that are substantially similar to the Securities, whether owned as of the date hereof or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold pursuant to this Agreement.

(t)            Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, issue or transfer tax, including any interest and penalties, payable in connection with the creation, issue and sale of the Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(u)            Trademarks. Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

SECTION 4.         Payment of Expenses.

(a)            Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of SECTION 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery to the Underwriters of the Blue Sky Survey and any supplement thereto, and the fees and expenses of making the Securities eligible for clearance, settlement and trading through the facilities of DTC, (vi) the fees and expenses of any trustee, registrar or paying agent, including the fees and expenses of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA, if required, of the terms of the sale of the Securities, (ix) expenses associated with the ratings of the Securities, (x) the document production charges and expenses associated with printing this Agreement, (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the second sentence of SECTION 1(a)(ii) and SECTION 1(a)(xi) of this Agreement, (xii) the legal fees and expenses (including fees and disbursements of the counsel for the Underwriters), and the marketing, syndication and travel expenses and any expenses related to an investor presentation and/or roadshow that are incurred by the Underwriters, and (xiii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 4(a). Notwithstanding the foregoing, the Company’s obligation to reimburse the Underwriters’ fees and expenses pursuant to Section 4(a)(xii) shall be limited to an aggregate amount of $150,000.

(b)            Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of SECTION 6, SECTION 10(a) or SECTION 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.         Use of Free Writing Prospectuses by Underwriters. Each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.

SECTION 6.         Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)            Effectiveness of Registration Statement, etc. The Registration Statement was filed by the Company with the Commission and became effective upon filing in accordance with Rule 462(e) not earlier than three years prior to the date hereof. Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus shall have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the Securities Act Regulations. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act Regulations.

(b)            Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Squire Patton Boggs (US) LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representatives.

(c)            Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(d)            Opinion of the Chief Legal Officer of Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Nicholas Chulos, Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company, in form and substance reasonably satisfactory to the Representatives.

(e)            Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) for the period from and including the date of this Agreement, through and including the Closing Time, there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) the conditions specified in SECTION 6(a) hereof have been satisfied.

(f)            Comfort Letters. The Representatives shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from each of (i) Deloitte and Crowe, the Company’s independent registered public accountants, and (ii) EY, independent registered public accountants to Bremer Financial, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letters delivered on the date hereof and the Closing Date shall use a “cut-off date” not earlier than two business days from the date hereof and the Closing Date, respectively.

(g)            Certificate of the Chief Financial Officer. At the Closing Time, the Representatives shall have received a certificate executed by the Chief Financial Officer, in form and substance reasonably satisfactory to the Representatives.

(h)            Beneficial Ownership Certificate. On or before the date of this Agreement, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network from the Company in form and substance reasonably satisfactory to the Representatives.

(i)            Other Documents. The Underwriters shall have received such other documents as they may reasonably request with respect to other matters related to the sale of the Securities.

(j)             Absence of Rating Downgrade. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading, or (iii) any review or possible change that does not indicate an improvement, in the rating accorded to the Securities by Moody’s.

(k)            No Objection. If applicable, FINRA shall have not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(l)             No Important Changes. Since the execution of this Agreement, (i) in the judgment of the Representatives, since the respective date hereof or the respective dates of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, there shall not have occurred any Material Adverse Effect, and (ii) there shall not have been any decrease in or withdrawal of the rating of any debt securities or preferred securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m)           Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Agreement.

(n)            No Termination Event. On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in SECTION 10(a).

(o)            No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Time, prevent the issuance or sale of the Securities by the Company.

(p)            Existence; Good Standing. The Representatives shall have received on and as of the Closing Time reasonably satisfactory evidence of the corporate existence or good standing of the Company and the Bank in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(q)            Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters.

(r)            If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in SECTION 4 and except that SECTION 1, SECTION 6, SECTION 7, SECTION 7(a), SECTION 9, SECTION 14, SECTION 15, SECTION 16 and SECTION 17 shall survive any such termination and remain in full force and effect.

SECTION 7.         Indemnification.

(a)            Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Securities Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, any “road show,” the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to SECTION 7(d) hereof) any such settlement is effected with the written consent of the Company;

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)            Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in SECTION 7(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)            Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to SECTION 7(a) hereof, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to SECTION 7(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this SECTION 7 or SECTION 7(a) hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by SECTION 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and includes an unconditional release of each indemnified party from all losses, liabilities, claims, damages or expenses arising out of any litigation, investigation, proceeding or claim as to which indemnification is sought, and (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.         Contribution. If the indemnification provided for in SECTION 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this SECTION 7(a) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this SECTION 7(a). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this SECTION 7(a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this SECTION 7(a), no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this SECTION 7(a) are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

For purposes of this SECTION 7(a), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates, officers, directors and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 9.         Representations, Warranties and Agreements to Survive. The indemnity and contribution provisions contained in Section 7 and Section 8, and all representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, officers, directors and or selling agents, any person controlling any Underwriter or the Company’s officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 10.       Termination of Agreement.

(a)            Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or Nasdaq, (iv) if trading generally on the New York Stock Exchange or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental agency or body, (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a general moratorium on commercial banking activities has been declared by either federal, New York or State of Indiana authorities or if there is a material disruption in commercial banking or securities settlement or clearance services in the United States.

(b)            Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in SECTION 4 hereof, and provided further that SECTION 1, SECTION 6, SECTION 7, SECTION 7(a), SECTION 9, SECTION 14, SECTION 15, SECTION 16 and SECTION 17 shall survive such termination and remain in full force and effect.

SECTION 11.         Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36-hour period, then:

(a)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased at the Closing Time, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)            if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased at the Closing Time, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this SECTION 11.

SECTION 12.       Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives care of (i) Keefe, Bruyette & Woods, Inc. at 787 Seventh Avenue, 4th Floor, New York, New York 10019, e-mail: USCapitalMarkets@kbw.com, and (ii) Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, with a copy, which shall not constitute notice, to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, NY 10001, attention of Michael P. Reed and Dwight S. Yoo, e-mail: *****@skadden.com and *****@skadden.com. Notices to the Company shall be directed to it at Old National Bancorp, One Main Street, Evansville, Indiana, 47708, Attention: Nicholas J. Chulos, Executive Vice President, Chief Legal Officer and Corporate Secretary, email: *****@oldnational.com and Mike Ebner, Assistant General Counsel, SR, SVP, email: *****@oldnational.com, in each case, with a copy (which shall not constitute notice) to: Squire Patton Boggs (US) LLP, 201 E. Fourth Street, Suite 1900, Cincinnati, Ohio, 45202, Attention: James J. Barresi, email: *****@squirepb.com and Aaron A. Seamon, email: *****@squirepb.com.

SECTION 13.       No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its subsidiaries or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company in connection with the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) or any other obligation to the Company in connection with the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, financial, regulatory or tax advice in connection with the offering of the Securities and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate. The Company waives to the fullest extent permitted by applicable law any claims that it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

SECTION 14.       Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the indemnified parties referred to in SECTION 7 and SECTION 7(a) and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.       Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.       GOVERNING LAW. THIS AGREEMENT, ANY TRANSACTION CONTEMPLATED HEREUNDER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

SECTION 17.       Consent to Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 18.       TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes.

SECTION 20.       Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21.       Entire Agreement; Amendments. This Agreement constitutes the entire Agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing duly signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party that the condition is meant to benefit.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

OLD NATIONAL BANCORP

/S/ John V. Moran, IV
Name:	John V. Moran, IV
Title:	Senior Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Eric Kalinowski
	Name:	Eric Kalinowski
	Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Hector Vazquez
	Name:	Hector Vazquez
	Title:	Managing Director

Each for itself and as a Representative of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Aggregate Principal Amount of Securities to be Purchased
Keefe, Bruyette & Woods, Inc.	$202,500,000
Morgan Stanley & Co. LLC	$202,500,000
Goldman Sachs & Co. LLC	$15,000,000
J.P. Morgan Securities LLC	$15,000,000
Piper Sandler & Co.	$15,000,000
Total	$450,000,000

SCHEDULE B

Issuer Free Writing Prospectuses

Investor Presentation, filed as a Free Writing Prospectus on January 26, 2026.

The Term Sheet set forth in Schedule C, filed as a Free Writing Prospectus on January 26, 2026.

SCHEDULE C

Term Sheet